GLOBAL SECURITIES LENDING AGENCY AGREEMENT

This Global Securities Lending Agency Agreement, dated as of November 30, 2021 (the "Agency Agreement"), is entered into by and between (i) CITIBANK, N.A., a national banking association (the "Agent") and (ii) Victory Portfolios, Victory Variable Insurance Funds and Victory Portfolios II (each a "Fund"), on behalf of their respective series portfolios, individually and not jointly ("Lender"). Capitalized terms used herein without definition shall have the meaning assigned thereto in the Lending Agreements (as defined below).

WHEREAS, the Lender wishes to appoint the Agent, and the Agent is willing to accept such appointment, to lend certain of the Lender's securities upon the terms and conditions set forth in this Agency Agreement.

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent and the Lender agree as follows:

1.Appointment and Acceptance; the Agent's Authorization.

a.The Lender hereby appoints the Agent, and the Agent hereby accepts its appointment, as the Lender's securities lending agent with the duties and obligations set forth in this Agency Agreement. No covenants or obligations not set forth herein shall be implied as a result of this Agency Agreement.

b.The Lender hereby authorizes and directs the Agent to arrange and administer loans of securities (the "Loans") maintained in accounts listed on Exhibit A or as agreed upon by the parties from time to time (such accounts, the "Designated Accounts" and the assets and securities contained therein, the "Securities"). Securities that are the subject of a Loan shall be referred to as "Loaned Securities".

c.The Lender hereby authorizes and directs that the Agent may pool assets and securities from the Designated Accounts with those of other lenders temporarily and solely for the operational purpose of arranging the Loans; provided that Agent shall account for each Loan separately at all times. In this regard, the Lender acknowledges that the Agent may utilize one or more internal omnibus securities accounts, opened on its own books for the account of its customers (the "Administration Account(s)"), for these purposes. Assets and securities while in the Administration Account(s) will not be Loaned Securities.

d.The Lender hereby authorizes and instructs the Agent to enter into Loans on behalf of the Lender with the entities identified in Schedule I hereto or as otherwise identified by the Lender or by Victory Capital Management Inc., its investment adviser ("Adviser"), in writing from time to time (each, a "Borrower").

e.Prior to arranging a Loan with a Borrower, the Agent will, on behalf of the Lender, enter into lending agreements substantially in the form of the market standard agreements in the relevant market. The current market standard agreements are listed on Schedule VI hereto (such agreements shall be collectively or individually referred to as "Lending Agreements"). The Lender agrees to be bound by the terms and conditions of each Lending Agreement entered into by the Agent on its behalf.

2.The Agent's Services. In addition to the foregoing, the Lender hereby authorizes the Agent to perform the following functions:

a.To negotiate rebates and/or lending fees with the Borrowers.

b.To collect from Borrowers the cash, securities or other financial instruments that will serve as collateral for the Loans ("Collateral"). The Lender hereby authorizes and instructs the Agent to accept on behalf of the Lender as collateral for Loans the types of financial instruments identified in Schedule II to this Agency Agreement.

c.To enter into and sign, as agent for the Lender, such documents and instruments, including but not limited to repurchase agreements, tri-party agreements, subscription agreements, asset management agreements or other relevant agreements as are required for the investment of Collateral, subject to written approval by the Lender herein or in supplemental instructions. The Lender agrees to be bound to the terms of any such agreement.

d.To hold in custody, or enter into any required agreement with a third party custodian that will hold in custody, any and all Collateral delivered by the Borrowers in respect of Loans. Subject to the terms hereof, Collateral held by the Agent shall be segregated on the Agent's books and records as being maintained solely for the benefit of the Lender, and Collateral held by any such third party custodian shall be credited to Lender's Collateral Account (as that term is defined in Exhibit B) with Agent. To the extent Agent does not act as custodian for the Designated Accounts, the parties agree to the additional custody terms outlined in Exhibit B.

e.If requested by the Lender, to invest on the Lender's behalf all cash Collateral delivered by Borrowers in respect of Loans. The Lender hereby authorizes and instructs the Agent to invest cash Collateral pursuant to the parameters outlined on Schedule III to this Agency Agreement. The Agent's obligation with respect to the investments of cash Collateral shall be to make initial investments of cash Collateral within the parameters of Schedule III or as otherwise instructed by Lender.

f.To perform daily the "mark-to-market" function described in the Lending Agreements as the Lender's agent and to request and return Collateral as contemplated in the Lending Agreements, provided that Agent shall require that the collateral maintenance requirements set forth in Schedule II be satisfied at all times. The Lender acknowledges that the Agent will calculate the value of Loaned Securities and Collateral by reference to information provided by recognized pricing services, and shall have no liability for any errors or omissions in such information provided by such sources.

g.To collect or arrange for the collection of any interest, dividends or other distributions or other payments of any kind on Loaned Securities (including but not limited to manufactured dividends, if any, and other distributions due to the Lender in respect of the Loan) and pay the same to the Lender.

h.To: (i) terminate or modify any Loan at any time in its sole discretion, (ii) terminate any Loan upon instructions of the Lender or the Adviser and in either case (i) or (ii), to require that the Borrower return the related Loaned Securities within on standard settlement period (or, if less, 5 business days) from the date Borrower is notified of such termination, (iii) regularly review the creditworthiness of each Borrower and investment counterparty, and (iv) delete any Borrowers and/or investment counterparties at any time, including when so directed by Lender. When a Borrower or investment counterparty is so deleted, Agent shall promptly terminate the related Loan or investment, unless otherwise directed by Lender. For the avoidance of doubt, Lender acknowledges that Lender is responsible for its own decisions on suitability of Borrowers recommended by Agent and is not relying solely on Agent's credit evaluation of Borrowers.

i.To monitor the aggregate value of each Loaned Security and all Loaned Securities in the aggregate for compliance with the Lender's Securities Lending Guidelines ("Securities Lending Guidelines"). If any Lender exceeds any such limitation, the Agent immediately shall reduce the value of the Lender's loan through full or partial termination.

j.To establish such records as are reasonably necessary to account for all Loans, Collateral, fees, rebates, securities loan fees and the net income related thereto, and to provide Lender with such daily or other periodic reports with respect thereto as Lender and Agent may agree (Agent's agreement to Lender requests not to be unreasonably withheld).

3.Termination of Loans; Voting Rights.

a.The Agent is directed to arrange only such Loans as are terminable, in whole or in part, at any time, for any reason or for no reason, without penalty Lender may approve Loans which do not meet the foregoing condition in writing from time to time.

b.Upon termination of a loan, in whole or in part, the Agent shall require each Borrower to return the Loaned Security within the standard settlement time then prevailing in the relevant market for such Loaned Security.

c.The Lender or the Adviser shall monitor each Loaned Security to determine whether it would be in the best interests of the Lender to vote on any corporate action with respect to the issuer of any Loaned Security. If a material matter affecting the issuer of a Loaned Security is expected to be voted on which the Lender or the Adviser believes should, in the best interests of the Lender, be voted, then the Lender or the Adviser may instruct the Lending Agent to recall the Loaned Security.

4.Representations and Warranties.

a.The Lender and the Agent each hereby represent and warrant that, throughout the term of this Agency Agreement, and for as long thereafter as a Loan is outstanding: (i) each party is authorized, under the terms of its organizational documents (including, without limitation, its certificate of incorporation, memorandum and articles of association and bylaws), the terms of any agreements with any third party, and the laws, rules and regulations that govern it, to enter into this Agency Agreement and be bound thereby, to enter into the Loans, and to invest cash received as Collateral, in the case of the Lender as principal and in the case of the Agent as agent; and (ii) the person executing this Agency Agreement on its behalf has been, and all Authorized Persons acting on behalf of such party will have been, duly and properly authorized to do so.

b.Lender represents and warrants that, throughout the term of this Agency Agreement, and as long thereafter as a Loan is outstanding: (i) except to the extent that Lender notifies agent to the contrary, the Securities in the Designated Accounts are, and shall be at the time Loans are made, free and clear of all liens and encumbrances except as may be set forth in a custody agreement with Citibank, N.A, and the Lender has full right, title and interest in and to and has not transferred, assigned or encumbered any interest or rights with respect to the Securities, this Agency Agreement, the Lending Agreements or transactions contemplated hereby or thereby and (ii) the Lender is not relying on the Agent to advise it on the suitability for the Lender of entering into any of the Lending Agreements nor the creditworthiness of any particular Borrower. Agent agrees to terminate any Loan promptly upon being notified by Lender that the Loaned Securities have been sold or have become subject to another lien or encumbrance.

c.Both parties agree that the representations and warranties contained in this Section 3 shall be ongoing in nature, and shall continue throughout the term of this Agency Agreement. If, during the term of this Agency Agreement, either party has reason to believe that any representation or warranty made hereunder is or soon will not be true and correct, then that party is obliged to notify the other party thereof as soon as reasonably practicable.

5.Indemnification.

a.Subject to the limitations contained in Section 5 of this Agency Agreement, the Agent agrees to indemnify and hold harmless the Lender from and against damages, losses, costs and fees, including reasonable attorney fees, incurred by the Lender that result from the Agent's negligence or willful misconduct in performing its duties hereunder.

b.If there occurs an event of default by the Borrower under a Lending Agreement, which in the sole discretion of the Agent is not a result of an error or omission of an administrative or operational nature and which event terminates a Loan, the Agent shall liquidate the Collateral for its use in connection with this indemnification and: (i) replace the Loaned Securities or purchase "Equivalent Securities" as that term is defined in the relevant Lending Agreement; or (ii) pay an amount that is equal to the value of the Loaned Securities at the time at which the Loaned Securities were due to have been returned by the Borrower, or, if at such time a value is not determinable, the latest prior time at which a value is determinable. Unless otherwise instructed, the Agent shall use all reasonable efforts to attempt to replace or purchase Securities as provided in clause (i) for up to five (5) days before making the payment in lieu as provided in clause (ii). provided, however, that if Agent determines in its reasonable discretion prior to the five days that the Loaned Securities will not be able to be returned or purchased in the market, Agent may proceed to make payment as provided in clause (ii). The parties acknowledge that with respect to Loans to Bank Affiliate, Bank Affiliate may only provide cash and/or U.S. government securities as Collateral.

c.The Lender agrees to indemnify and hold harmless the Agent from and against any and all damages, losses, costs, Taxes (as hereinafter defined) and fees including reasonable attorneys' fees incurred by the Agent that result from: (i) any action taken or omitted to be taken by the Agent pursuant to the terms of this Agency Agreement (other than Section 5.b hereof) or the Lending Agreements; or (ii) as a consequence of carrying out any instructions of the Lender or the Adviser pursuant to Section 9 of this Agreement, except when the Agent is negligent or acts with willful misconduct in carrying out those instructions.

6.Limitation of Liability.

In addition to any other limits set forth herein:

a.Agent's liability under section 4.a of this Agency Agreement, whether to Lender or any creditor of Lender shall be limited to an amount equal to the market value of the securities that are the subject of the loan, investment or transaction to which the damage relates calculated at the time of the alleged act or omission giving rise to the indemnification.

b.Under no circumstances shall Lender or Agent be liable for (i) special, consequential or indirect damages, lost profits or loss of business, (ii) any liability incurred as a result of the actions or inactions of any depositories, any third party agents of Agent (including, without limitation, pricing agencies) or any third party custodian, or (iii) any loss arising out of any suspension of a Lender's or Agent's duties and obligations hereunder as a result of any law, regulation, decree, order or governmental act that prevents or limits the performance of such duties and obligations (including the suspension of trading), except insofar as that decree, order or governmental act is imposed as a sanction against agent due to an act or omission of Lender or Agent in violation of Applicable Law (as hereinafter defined).

c.The Agent may refrain from beginning or defending any legal action or proceedings arising out of or in connection with any loan until it shall have received such indemnity and security as it may reasonably require for all costs, claims, expenses (including reasonable attorney's fees) and liabilities which it will or may expend or incur in relation thereto.

7.Lien/Set -Off. As security for any liability of the Lender to the Agent hereunder, the Lender hereby grants to the Agent a lien on and a right of set-off against any assets in any account that the Lender may have with the Agent, provided, however, that the obligations and liabilities of each Lender shall be separate, and no Lender shall be liable for the obligations of any other Lender.

8.Subrogation. If the Agent makes any transfer or payment as a result of a failure by a Borrower to return any Loaned Securities, the Lender agrees that the Agent is and will be subrogated to all the Lender's rights with respect to such failure in and to the Lending Agreements and the Collateral under such Lending Agreements to the extent of such transfer or payment and the Lender hereby assigns to the Agent all such rights.

9.Duties of the Lender; Fees; Taxes.

a.Notwithstanding any other provision in this Agency Agreement to the contrary, the Lender acknowledges and agrees that the investment of cash or other property received as Collateral is for the Lender's account and risk. The Lender agrees that to the extent any investment losses reduce the value of the Collateral in Lender's Collateral Account below the amount that the Lender is required to return to the Borrower under the relevant Lending Agreement, the Lender will, on the Agent's demand, pay to the Agent such amount (together with any applicable fees or charges) in cash, which the Agent will receive and use as, or reimburse for, Collateral. If the Lender fails to make any payment due to the Agent, the Lender will be liable to the Agent for the amount of any such payment, together with interest on such amount at a rate per annum equal to the Agent's internal pool fund rate, from the date of the Agent's demand referred to above until payment of such liability.

b.In consideration of the services provided hereunder the Lender agrees to pay to the Agent an amount equal to a fixed percentage of (i) the investment income (net of rebates) on cash Collateral delivered to the Agent on the Lender's behalf in respect of any Loans by the Borrowers, and (ii) fees paid in connection with transactions for which non-cash Collateral is provided by Borrowers. These amounts shall be set forth on Schedule IV of this Agency Agreement. The Lender authorizes and directs the Agent to withhold such fees on a monthly basis from the amounts payable to the Lender in respect of such investment and fee income or as otherwise agreed in writing.

c.The Agent shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Lender ("Taxes"; "Taxes" shall not, however, include taxes assessed against the Agent related to its own income or assets). The Lender agrees that Taxes shall be paid by the Lender. The Agent will deduct or withhold for or on account of Taxes from any payment to the Lender if required by any law including, but not limited to (i) any statute or regulation, (ii) any agreement entered into by the Agent and any governmental authority or between any two or more governmental authorities, or (iii) a requirement of any legal, governmental or regulatory authority, where any statute, regulation or governmental authority may be domestic or foreign (any of (i), (ii) or (iii) referred to herein as "Applicable Law"). The Lender acknowledges that the Agent may debit any amount available in any balance held for the Lender and apply such amount in satisfaction of Taxes. The Agent will timely pay the full amount debited or withheld to the relevant governmental authority in accordance with the Applicable Law as provided in this Clause. If any Taxes become payable with respect to any prior credit to the Lender by the Agent, the Lender acknowledges that the Agent may debit any balance held for the Lender in satisfaction of such prior Taxes. The Lender shall remain liable for any deficiency and agrees that it shall pay it upon notice from the Agent or any governmental authority. If Taxes are paid by the Agent or any of its affiliates, the Lender shall promptly reimburse the Agent for such payment to the extent not covered by withholding from any payment or debited from any balance held for the Lender.

d.If during the term of this Agreement the regulatory capital charges associated with provision of the indemnification provided in section 5 shall increase materially, or if there is a change in law or regulation which materially increases the cost to the Agent of providing its services hereunder, Agent may request a renegotiation of the fee. In such event, Customer agrees to negotiate in good faith a fee split that fairly allocates any new charges or costs between the parties.

10.Instructions

a. The Agent is entitled to rely and act upon any and all instructions (including, consents and notices) received by the Agent, communciated through any manual or electronic medium or system as agreed to by the parties ("Instructions") of any person identified by the Lender as an "Authorized Person" in connection with the transaction contemplated hereby until the Agent has received notice of any change from the Lender and has had a reasonable time to note and implement such change. The Agent is authorized to rely upon any Instructions received by any means, provided that the Agent and the Lender have agreed upon the means of transmission and the method of identification for the Instructions. In particular:

(i)The Lender and the Agent will comply with security procedures designed to verify the origination of Instructions.

(ii)The Agent is not responsible for errors or omissions made by the Lender or resulting from fraud or the duplication of any Instruction by the Lender, and the Agent may act on any Instruction by reference to an account number only, even if no account name is provided.

(iii)The Agent may act on an Instruction if it reasonably believes it contains sufficient information, subject to the standard of care described in this agreement.

(iv)The Agent may decide not to act on an Instruction when it reasonably doubts its contents, completeness, authorization, origination or compliance with any security procedures or where Instructions are given which conflict with each other but the Agent will promptly notify the Lender of its decision.

(v)If the Agent acts on any Instruction sent manually (including by facsimile or telephone), then, if the Agent complies with the security procedures as referred to under Sub-Clause 10(a)(i) above, the Lender will be responsible for any loss the Agent may incur in connection with that Instruction. The Lender expressly acknowledges that the Lender is aware that the use of manual forms of communication to convey Instructions increases the risk of error, security and privacy issues and fraudulent activities.

(vi)Instructions are to be given in the English language.

(vii)The Agent may refuse to execute Instructions if, in the Agent's opinion, they are contrary to any Applicable Law, rule or other regulatory requirement, whether arising from any governmental authority, self-regulatory organization or that of a relevant stock exchange, clearing house, settlement system or market and will promptly communicate its refusal to Lender.

(viii)In some securities markets, securities deliveries and payments therefor may not be or are not customarily made simultaneously. Accordingly, notwithstanding the relevant Instruction to deliver any part of the Collateral against payment or to pay for any part of the Collateral against delivery, the Agent may make or accept payment for or delivery of any part of the Collateral at such time and in such form and manner as is in accordance with relevant local law and practice or with the customs prevailing in the relevant market.

b.The Lender agrees to provide written instructions related to the termination or modification of the terms of a Loan or otherwise as to the recall of Loaned Securities: (i) by electronic mail or SWIFT message; (ii) to the department or desk of the Agent that is separately identified to the Lender; and (iii) in accordance with the deadlines and cutoff times set forth on Schedule V to this Agency Agreement, and to cause all of its investment managers and/or advisors with access to the Designated Accounts to so advise the Agent, or of any securities in the Designated Accounts it or they, as applicable, shall sell or have sold. The Lender understands that the Agent shall have no liability as a result of the failure of the Lender and/or its investment managers/advisors to give this notice in accordance with the terms of this Section 10.b and the Lending Agreements.

11.Lender Information.

a.The Agent may rely on the information relating to the Lender, including but not limited to tax- related information, in connection herewith, particularly in agreeing and collecting any income due under a Lending Agreement. Request for such information by the Agent hereunder may be made from time to time during the term of this Agency Agreement. The Agent shall not incur any liability for any loss, damages or costs arising directly or indirectly from the inaccuracy of information provided by the Lender or a failure by the Lender to supply information requested hereunder.

b.The Lender shall provide the Agent with information and proof (copies or originals) as to the Lender's and/or its underlying beneficial owner's Tax status or residence or other information as the Agent reasonably requests in order for the Agent to comply with Applicable Law. Information and proof may include executed certificates, representations and warranties, or other documentation the Agent deems necessary or proper to fulfill the requirements of relevant Tax authorities. The Lender shall notify the Agent in writing within 30 days of any material change in, or in the validity of, information previously provided to the Agent.

12.Advances. The Lender agrees to repay the Agent promptly for any advances of funds that the Agent may from time to time, in its sole and commercially reasonable discretion, make to or for the account of the Lender in connection with and to facilitate the transactions contemplated in this Agency Agreement and the Lending Agreements. In such event, the Lender shall be liable to the Agent for the amount of such advance or payment, together with interest on such amounts, at a rate per annum equal to the Agent's internal pool fund rate, from the date of the Agent's advance or the due date of such payment, as appropriate, until payment by the Lender of such liability. The Agent may withhold all such amounts from the amounts payable to the Lender hereunder.

13.Disclosure/Confidentiality.

a.The Agent and the Lender will maintain reasonable controls consistent with, and shall treat, any information acquired as a result of or pursuant to this Agreement as confidential. The Lender, on behalf of itself and on behalf of its employees, agents and subcontractors, authorizes the transfer and disclosure of any confidential information of the Lender to and between the Agent and its branches, subsidiaries, representative offices, affiliates and administrative support providers and third parties selected by any of them, wherever situated, for confidential use in connection with the provision of services under this Agreement (including for data processing, statistical and risk analysis purposes and for compliance with Applicable Law), and further agrees that the Agent and any such branch, subsidiary, representative office, affiliate, agent or third party may transfer or disclose any such information to any payor or payee as required by Applicable Law, as required by any regulatory agency, court, other governmental body or self-regulatory agency with jurisdiction over a Party or pursuant to Applicable Law.

b.The Lender also specifically authorizes the Agent to: (i) disclose information to Borrowers regarding the Lender as those Borrowers request or are required to obtain pursuant to Applicable Law, rule or regulation, or as deemed necessary in connection with the consummation or maintenance of any Loans; (ii) disclose to third parties information concerning the Securities in the Designated Accounts for the purpose of estimating the potential fees to be paid by Borrowers with respect thereto; and (iii) disclose to its agents and affiliates such information as required or necessary in connection with the consummation of Loans hereunder.

c.The Lender agrees that no printed materials or other matter (in any language) that mention Citi, Citigroup Inc., Citibank, N.A., Citibank Europe plc, the rights, powers or duties of the Agent or the terms of this Agency Agreement shall be published or disclosed to any third party by the Lender or on the Lender's behalf unless: (i) Citibank, N.A. shall first have given its specific written consent; or (ii) the Lender is legally required to do so pursuant to any Applicable Law, rule or regulation to which it is subject. The Agent acknowledges that the Lender may refer to Citi and its affiliates in any registration statement, offering documents, financial statements, or other reports to investors or regulatory authorities.

14.Non-Public Information, Bank Business and Roles.

a.Notwithstanding anything else contained in this Agency Agreement and any other agreement between the Lender and Citibank, N.A. and its affiliates (collectively, "Citi"):

(i)the Lender acknowledges that Citibank, N.A. and its affiliates perform a variety of services for a variety of entities, including banking and financial services for Borrowers, and advisor to issuers of the Loaned Securities and Collateral investments of the Lender;

(ii)the Lender shall not hold Citibank, N.A. or its affiliates liable for its or their failure to make use of, in its role as the Agent within the terms of this Agency Agreement, non- public information it obtains in the course of doing so, the use of which may be prohibited by the legal and regulatory environment and by internal Citi policies, whether or not the use of such information in a specific instance might constitute a breach of any such Applicable Laws, regulations or polices;

(iii)the Lender acknowledges that in its role as custodian and processing agent, Citibank, N.A. and its affiliates receive compensation from the Lender in addition to the fees received pursuant to this Agency Agreement, and

(iv)the Agent has entered, and may enter, into agreements similar to this Agency Agreement with others and the Agent or its affiliates may from time to time lend Securities to or through, or enter into similar transactions with, any Borrower or, where relevant, act as discretionary manager for other clients and therefore agrees that:

(A)the selection of a lender for any particular lending opportunity among all persons having entered into such agreements with the Agent shall be at the Agent's sole discretion; and

(B)the Agent shall have no duty to inform the Lender of any lending or similar opportunity presented to the Agent or its affiliates or to refrain from taking advantage of any such opportunity but may avail itself of any such opportunity as freely as if there were no relation of principal and agent between the Lender and the Agent.

b.The Lender acknowledges and agrees that the obligations and duties of Citibank, N.A. under this Agency Agreement shall be performed only by Citibank, N.A. and its agents, and shall not be deemed obligations or duties of any other member of the Citi organization.

15.Notices. Except as otherwise specifically provided herein, all notices and other communications shall be in writing in the English language and shall be made either by facsimile or by prepaid first class mail (except that notice of termination, if mailed, shall be sent by prepaid registered or certified mail or overnight delivery) or by courier at the address listed in Schedule VII or at such other address as a party may advise the other parties hereto in writing from time to time.

16.Termination.

a.Each party may terminate this Agency Agreement and the Agent's authorization as securities lending agent for the Lender at any time upon giving not less than fifteen (15) days prior written notice to the other. The parties hereby acknowledge and agree that, even after notice of termination of this Agency Agreement is given and effective, the Agent shall continue (unless specifically instructed to terminate or novate the Loans) to act as the Agent for the Lender as set forth herein with respect to any Loans outstanding at the time notice of termination is given until such Loans terminate unless such continuation would cause the Agent, Citigroup, Inc. or any affiliate of either to breach Applicable Law.

b.Notwithstanding anything else contained herein, the following terms shall survive the termination of this Agency Agreement: 5, 6, 7, 8, 9, 12, and 13.

17.Miscellaneous.

a.No Advice. The Lender acknowledges and agrees that the Agent does not owe to, nor is it obligated to perform on behalf of, the Lender any investment advisory duties or responsibilities~~.~~

b.No Third Party Beneficiaries. This Agency Agreement is between the parties hereto and is not intended to confer any benefits on third parties, including without limitation any Borrower, any counterparty in a transaction with the Lender, or any third party service provider for the Lender or the Agent.

c.Force Majeure. Neither party shall be responsible to the other for any loss caused by a natural, regulatory or societal event due to any cause beyond its reasonable control, such as a natural disaster, nationalization, currency restriction, act of war, act of terrorism, act of God, postal or other strike affecting the market infrastructure, unavailability of communications systems, sabotage or the failure, suspension or disruption of any relevant stock exchange, clearance system or market.

d.Amendments. This Agency Agreement shall not be amended except by a written agreement between the parties and any purported amendment made in contravention of this section shall be null and void and of no effect whatsoever.

e.Assignment. This Agency Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign, transfer or charge all or any rights, benefits or obligations hereunder without the consent of the other party, except that Agent may assign, with at least 30 days' notice to Lender of such assignment, its duties to another wholly-owned subsidiary of Citigroup, Inc. in connection with an assignment of all agent lender activities without Lender's consent; upon any such assignment, Lender shall have the right to terminate this Agreement immediately and without penalty. Any purported assignment, transfer or charge made in contravention of this section shall be null and void and of no effect whatsoever.

f.Entire Agreement. This Agency Agreement, and all current executed Schedules and Exhibits hereto shall constitute the entire agreement between the parties and, unless otherwise expressly agreed in writing, shall supersede all prior agreements and understandings, written or oral relating thereto, between the parties.

g.No Implied Waiver. The parties hereto agree that (i) the rights, powers, privileges and remedies stated in this Agency Agreement are cumulative and not exclusive of any rights, powers, privileges and remedies provided by law, unless specifically waived, and (ii) any failure or delay in exercising any right, power, privilege or remedy will not be deemed to constitute a waiver thereof and a single or partial exercise of any right, power, privilege or remedy will not preclude any subsequent or further exercise of that or any other right, power, privilege or remedy.

h.Further Assurances. The Lender agrees to provide such additional information and execute and deliver such further documentation as the Agent may reasonably request in connection with and in furtherance of the transactions authorized herein. In addition to additional documentation as noted in the preceding sentence, the parties agree to the additional terms outlined in Schedule VII in furtherance of the transactions authorized herein.

i.Partial Invalidity. In the event that any provision of this Agency Agreement, or the application thereof to any person or circumstances, shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remaining provisions of this Agency Agreement, and the application of such provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall be unaffected thereby and such provisions shall be valid and enforced to the fullest extent permitted by law in such jurisdiction.

j.Lender's Investment Objective. The Lender's investment objective in authorizing the Agent to lend Securities and, where relevant, to invest cash Collateral, is to enhance the income derived from the Lender's assets which from time to time are subject to the terms of this Agency Agreement.

k.Governing Law and Jurisdiction; Compliance with Laws.

(i)This Agency Agreement shall be governed by and construed in accordance with the internal laws (and not laws of conflicts) of New York. The parties agree that the courts of New York shall have jurisdiction to hear and determine any suit, action and proceeding and settle any dispute which may arise out of or in connection with this Agency Agreement; and for such purposes, each irrevocably submits to the non- exclusive jurisdiction of such courts. The specific office and jurisdiction are identified in Schedule VII, in addition to such additional terms or conditions as may be applicable.

(ii)Each party hereto irrevocably waives (A) any right to a trial by jury, if applicable; (B) any objection it may have at any time to the laying of venue of any actions or proceedings brought in any court designated hereby, any claim that such actions or proceedings have been brought in an inconvenient forum and the right to object that any court designated hereby does not have jurisdiction over such party; and (C) to the fullest extent permitted by Applicable Law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or similar grounds from actions or proceedings by or in any court, and irrevocably agrees, to the fullest extent permitted by Applicable Law, that it will not claim such immunity in any such actions or proceedings.

(iii)The Lender acknowledges and agrees that the Agent's performance of this Agency Agreement is subject to Applicable Law and to relevant decrees, orders and government acts and the rules, operating procedures and practices of any relevant stock exchanges, clearance systems or market where or through Loans are to be carried out or to which the Agent may be subject or as exist in the country in which any Securities or Collateral are held.

l.Counterparts. This Agency Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Global Securities Lending Agency Agreement to be executed as of the date set forth above.

CITIBANK, N.A., Agent

By: /s/ Richard Kissinger

Name: Richard Kissinger

Title: Director

Victory Portfolio, Victory Variable Insurance Funds and Victory Portfolios II (each a "Fund"), on behalf of their respective series portfolios, individually and not jointly, Lender

By: /s/ Christopher Dyer

Name: Christopher Dyer

Title: President

Schedule I

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

SECURITIES LENDING BORROWERS

LENDER: Victory Portfolio, Victory Variable Insurance Funds and Victory Portfolios II (each a "Fund"), on behalf of their respective series portfolios, individually and not jointly, Lender

Agent has provided to Lender the Agent's Approved Borrower List as of the date of this Agreement. Lender may at any time indicate in writing to Agent (which may include email) any Borrower(s) to whom Agent shall be prohibited from lending. Agent shall provide subsequent Approved Borrower Lists as these are compiled and upon written confirmation of Lender approving any new Borrowers, these shall take effect as and from their delivery to Lender, without the requirement for a formal amendment of the Agreement to which this Schedule is annexed. Below is the correct Agent's Approved Borrower List as of the date of this Agreement.

MSLA	Contract	Borrower Name
1	MSLA	Bank of Montreal
2	MSLA	Barclays Capital Inc.
3	MSLA	BMO Capital Markets Corp
4	MSLA	BNP Paribas Securities Corp
5	MSLA	BNP Paribas, New York Branch
6	MSLA	BofA Securities, Inc. (BofAS)
7	MSLA	Cantor Fitzgerald & Co
8	MSLA	CIBC World Markets Corp
9	MSLA	Citadel Clearing LLC
10	MSLA	Citadel Securities LLC
11	MSLA	Citigroup Global Markets Inc.
12	MSLA	Commerz Markets LLC
13	MSLA	Credit Agricole Corporate and Investment Bank
14	MSLA	Cowen and Company LLC
15	MSLA	Credit Agricole Securities (USA), Inc.
16	MSLA	Credit Suisse Securities (USA) LLC
17	MSLA	Daiwa Capital Markets America Inc.
18	MSLA	Deutsche Bank Securities Inc.
19	MSLA	Goldman, Sachs & Co. LLC
20	MSLA	Healthcare of Ontario Pension Plan Trust Fund
21	MSLA	HSBC Securities (USA) Inc.
22	MSLA	Industrial and Commercial Bank of China Financial Services, LLC
23	MSLA	ING Financial Markets LLC
24	MSLA	Interactive Brokers LLC
25	MSLA	J.P. Morgan Securities LLC
26	MSLA	Jefferies LLC
27	MSLA	Macquarie Capital (USA) Inc.

28	MSLA	Mizuho Securities USA LLC
29	MSLA	Morgan Stanley & Co. LLC
30	MSLA	MUFG Securities Americas Inc.
31	MSLA	National Bank of Canada Financial Inc.
32	MSLA	National Financial Services LLC
33	MSLA	Natixis Securities Americas LLC
34	MSLA	Natixis, New York Branch
35	MSLA	Natwest Markets Securities Inc.
36	MSLA	Nomura Securities International, Inc.
37	MSLA	Pershing, LLC
38	MSLA	Raymond James & Associates, Inc.
39	MSLA	RBC Capital Markets, LLC
40	MSLA	Royal Bank of Canada, New York Branch
41	MSLA	Scotia Capital (USA) Inc.
42	MSLA	SG Americas Securities, LLC
43	MSLA	Societe Generale, New York Branch
44	MSLA	State Street Bank & Trust Co.
45	MSLA	TD Ameritrade Clearing Inc.
46	MSLA	TD Securities Inc.
47	MSLA	The Bank of Nova Scotia
48	MSLA	Timber Hill LLC
49	MSLA	UBS AG London Branch
50	MSLA	UBS Securities LLC
51	MSLA	Unicredit Capital Markets LLC
52	MSLA	US Bancorp Investments, Inc.
53	MSLA	Wells Fargo Bank, N.A.
54	MSLA	Wells Fargo Clearing Services, LLC
55	MSLA	Wells Fargo Securities, LLC
GMSLA
1	GMSLA	ABN AMRO Bank N.V.
2	GMSLA	Banco Santander SA
3	GMSLA	Bank of Montreal, London Branch
4	GMSLA	Barclays Bank Plc
5	GMSLA	Barclays Capital Securities Limited
6	GMSLA	BMO Capital Markets Limited
7	GMSLA	BMO Nesbitt Burns Inc.
8	GMSLA	BNP Paribas Arbitrage SNC
9	GMSLA	BNP Paribas Prime Brokerage International, Limited
10	GMSLA	BNP Paribas, London Branch
11	GMSLA	BNP Paribas, Paris Branch
12	GMSLA	Canadian Imperial Bank of Commerce, London
13	GMSLA	CIBC World Markets Inc.
14	GMSLA	Citibank N.A., London Branch
15	GMSLA	Citigroup Global Markets Japan Inc.
16	GMSLA	Citigroup Global Markets Limited
17	GMSLA	Commerzbank AG
18	GMSLA	Credit Agricole CIB

19	GMSLA	Credit Suisse AG, Dublin Branch
20	GMSLA	Credit Suisse AG, Singapore Branch
21	GMSLA	Credit Suisse International
22	GMSLA	Credit Suisse Securities (Europe) Limited
23	GMSLA	Daiwa Capital Markets Europe Limited
24	GMSLA	Deutsche Bank AG, Frankfurt
25	GMSLA	Deutsche Bank AG, London
26	GMSLA	ED&F Man Capital Markets LTD
27	GMSLA	Goldman Sachs International
28	GMSLA	Goldman Sachs Japan Co, LTD
29	GMSLA	HSBC Bank Plc
30	GMSLA	HSBC Securities Canada Inc.
31	GMSLA	ING Bank NV
32	GMSLA	J.P. Morgan Securities PLC
33	GMSLA	Jefferies International Limited
34	GMSLA	Lloyds Bank PLC
35	GMSLA	Macquarie Bank Limited
36	GMSLA	Merrill Lynch Canada Inc.
37	GMSLA	Merrill Lynch International
38	GMSLA	Mizuho International Plc
39	GMSLA	Morgan Stanley & Co. International Plc
40	GMSLA	Morgan Stanley MUFG Securities Co., Ltd
41	GMSLA	MUFG Securities EMEA PLC
42	GMSLA	National Australia Bank Ltd. London Branch
43	GMSLA	National Bank Financial Inc.
44	GMSLA	National Bank of Canada
45	GMSLA	Natixis S.A.
46	GMSLA	Natwest Markets Plc
47	GMSLA	Nomura International Plc
48	GMSLA	RBC Dominion Securities Inc.
49	GMSLA	Royal Bank of Canada
50	GMSLA	Royal Bank of Canada Europe Limited
51	GMSLA	Scotia Capital Inc.
52	GMSLA	SG Option Europe S.A.
53	GMSLA	Skandinaviska Enskilda Banken AB (publ)
54	GMSLA	Société Générale
55	GMSLA	Societe Generale Capital Canada Inc.
56	GMSLA	Standard Chartered Bank
57	GMSLA	TD Securities Inc.
58	GMSLA	The Bank of Nova Scotia, London Branch
59	GMSLA	The Toronto Dominion Bank - London Branch
60	GMSLA	Toronto Dominion Bank
61	GMSLA	UBS AG London
62	GMSLA	UBS Europe SE
63	GMSLA	Unicredit Bank AG
64	GMSLA	Yuanta Securities (Hong Kong) Company Limited
AMSLA
1	AMSLA	Barclays Capital Securities Limited
2	AMSLA	BMO Capital Markets Corp - Melbourne
3	AMSLA	Citigroup Global Markets Australia PTY Limited
4	AMSLA	Credit Suisse Equities (Australia) Limited

5	AMSLA	Deutsche Securities Australia Limited
6	AMSLA	J.P. Morgan Australia Limited
7	AMSLA	J.P. Morgan Securities Australia Limited
8	AMSLA	Macquarie Bank Limited – Sydney Head Office
9	AMSLA	Merrill Lynch Equities (Australia) Limited
10	AMSLA	Morgan Stanley Australia Securities Limited
11	AMSLA	National Australia Bank Limited
12	AMSLA	RBC, Sydney Branch
13	AMSLA	UBS Securities Australia Limited

In connection with loans of Securities and reverse repurchase transactions (if previously approved as investment vehicle for Securities lending cash collateral) within the terms of the securities lending program, we authorize the use of the following entities as third party custodians of (a) collateral for securities lent under the securities lending program, and (b) Securities purchased under repurchase transactions (if previously approved) and cash collateral remitted for such purchases: The Bank of New York and JP Morgan Chase Bank. We further authorize Citibank, N.A., as our agent to enter into the necessary agreements to effectuate the foregoing.

1.By choosing Citigroup Global Markets Inc. ("CGMI") or Citigroup Global Markets Limited ("CGML") as an approved borrower, you acknowledge that such entity is an affiliate of Citibank, N.A. ("Citibank").

2.By choosing Citibank as an approved borrower you agree that, from time to time, Citibank may (1) borrow securities for its own proprietary transactions or (2) borrow securities from you, and on-lend them to other borrowers as riskless principal/conduit lender. As to only these loans, the Lender will have all the rights and obligations of the Agent, and the Agent shall have all the rights and obligations of the Borrower as set forth in the Lending Agreements, provided however that:

With respect to loans made pursuant to (1) above, Citibank acknowledges and agrees that such loans:

(a)shall be made pursuant to terms and conditions substantively equivalent to the terms and conditions of loans with other Borrowers under the Lending Agreement; and

(b)shall be made at rates and pricing equal to or better than rates or pricing negotiated with other borrowers for a similarly structured loan.

With respect to loans made pursuant to (2) above:

(a)Citibank will do so only upon receipt of a request by a potential borrower (which may include entities affiliated with Citibank), and not for its own account.

(b)Citibank will only do so if a potential borrower is not on your list of approved borrowers (such a borrower, a "non-approved borrower").

(c)Citibank will only do so if, at the time that a non-approved borrower offers to borrow the same securities from Citibank, we have not received nor have actual knowledge of an offer to borrow the same securities from an approved borrower.

(d)You acknowledge that Citibank will be compensated by means of a spread between the fees paid to you by Citibank and the fees charged by Citibank to the ultimate borrower.

(e)You confirm that you are not a fund or plan subject to the Employee Retirement Income Security Act of 1974 (ERISA), are not an affiliate of Citibank under section 23A of the Federal Reserve Act, and no Citibank affiliate has investment discretion over the assets to be lent (unless specific authorization exists under Applicable Law).

Victory Portfolio, Victory Variable Insurance Funds and Victory Portfolios II (each a "Fund"), on behalf of their respective series portfolios, individually and not jointly, Lender

By: /s/ Christopher Dyer

Name: Christopher Dyer

Title: President

Date: 01/04/2022

Schedule II

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

Collateralization Parameters

The Agent shall accept only the following types of Collateral in an amount equal to or greater than the designated maintenance requirement (for the specific type of Loan) for any Loans entered into pursuant to authority in the Securities Lending Agency Agreement:

A.Collateral

(i)Cash (US Dollars only)*;

(ii)US Government Securities or OECD government and agency securities;

*Note: The Lender consents that cash received as Collateral may be invested in obligations of Citigroup and/or its affiliates, provided that such investments of cash received as Collateral meet all of the conditions set forth in the Investment Guidelines attached hereto. Under the rules of various Third-Party Collateral Agents, even if cash is not a specified Collateral type, such Agents may accept cash in lieu of the specified non-cash Collateral on an intraday basis, which may occasionally result in their holding cash overnight on a temporary basis. In such event, the Third-Party Collateral Agents normally require replacement of the cash with permitted non-cash Collateral once available.

B.Collateral Requirements

(i)Loans of US or OECD Government Securities: l02% plus accrued interest.

(ii)Loans of US Corporate Debt Securities: 102% plus accrued interest.

(iii)Loans of US Equity Securities: 102%.

(iv)Loans of non-US Securities: 105%.

(v)All other Securities: 105%.

*Note: Lender acknowledges that: (i) in addition to calculating margin at the individual loan level, Agent also calculates margin requirements in the aggregate across all Lender loans against the borrower's aggregate margin requirements. And that in some circumstances, including upon loan settlement date, individual loan margin may drop below the above margin requirements but are above 100%in aggregate for the borrower for the Fund. In these circumstances Lender would deem the loan to be in compliance with these guidelines; and, (ii) in addition, market practice is to operate within a de minimis collateral shortfall tolerance at the individual loan level. Lender acknowledges that, for individual loans, margin may not be called for amounts below the lesser of $50,000 or 10% of the loan balance, and Lender will not be deemed out of the compliance with these guidelines, provided the collateral percentage remains at a minimum of 100% at the individual loan level.

CITIBANK, N.A.

as Agent

By: /s/ Richard Kissinger

Name:Richard Kissinger

Title:Director

Dated as of: 12/30/21

Victory Portfolio, Victory Variable Insurance Funds and Victory Portfolios II (each a "Fund"), on behalf of their respective series portfolios, individually and not jointly, Lender

By: /s/ Christopher Dyer

Name: Christopher Dyer

Title: President

Schedule III

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

LENDING AND INVESTMENT GUIDELINES

FOR SECURITIES LENDING

LENDER: Victory Portfolio, Victory Variable Insurance Funds and Victory Portfolios II (each a "Fund"), on behalf of their respective series portfolios, individually and not jointly, Lender

1.LOAN RESTRICTIONS

Loans, as that term is defined in the Agency Agreement shall conform to the restrictions set forth in section 2 of this Schedule III (irrespective of whether Lender permits Cash Collateral to be invested in other than money market funds) and the following:

a)Except with the written approval of Lender, no more than 99% of a Lender's holdings of any security (i.e., any CUSIP) may be on loan at any time.

b)The maximum lendable amount of any Lender's total assets, including the value of all collateral investments ("Total Assets") is 33 1/3%, or such lesser percentage provided by its investment policies.

c)No more than ten percent (10%)of each Lender's Total Assets may be loaned or sold to any one counterparty.

2.PERMISSIBLE INVESTMENTS

Cash Collateral may be invested in the following as Permissible Investments, provided however that Lender may at any time modify this listing by written notice to Agent:

a) The Agent is instructed to invest cash Collateral in any of the following money market funds:

Money Market Fund	Ticker	CUSIP
GOVERNMENT FUNDS
BlackRock Liquidity Funds Fed Fund*	TFDXX	09248U700
Federated Government Obligations Fund*	GOIXX	60934N104
Fidelity Investments Government Portfolio*	FRGXX	1849969A6
Goldman Sachs Financial Square Government Fund*	FGTXX	38141W273
HSBC US Government Money Market Fund*	HGIXX	40428X107
Invesco Government & Agency Portfolio*	AGPXX	825252885
JPMorgan U.S. Government Money Market Fund*	OGVXX	4812C2684
U.S. Government Money Market Fund - RBC Institutional Share Class*	TUGXX	74926P696

Morgan Stanley Institutional Liquidity Fund Government Portfolio*	MVRXX	61747C707
State Street Institutional US Government MMKT Fund*	SAHXX	857492573
Western Asset Institutional Government Reserves*	INGXX	52470G791

PRIME FUNDS
Blackrock Liquidity Funds Temp Fund Portfolio**	TMPXX	09248U619
Federated Prime Obligations Fund**	POIXX	60934N203
Goldman Sachs Financial Square Prime Obligations Fund**	FPOXX	38141W364
JPMorgan Prime Money Market Fund**	CJPXX	4812A0367
Morgan Stanley Institutional Liquidity Fund Prime Portfolio**	MPFXX	61747C715
State Street Liquid Reserves Fund**	SSHXX	85749R487

*Non-Prime Money Market Funds ("Non-Prime MMF's") **Prime Money Market Funds ("Prime MMF's")

b)No more than ten percent (10%) of each Lender's Total Assets may be invested in any one money market fund listed in section 2(a) above.

c)A maximum of 75% of cash collateral can be invested into Prime Funds on an aggregate basis

Miscellaneous

The Lender recognizes and understands that if it shall in future modify its guidelines for permitted investments the term of the investments made at its direction in accordance with such guidelines may not match and may extend beyond the term of the loans of the relevant securities. The Lender acknowledges that there may be term investments which can usually be closed out prior to maturity but that there may be early termination charges. In the event that Citibank, N.A.'s appointment as securities lending agent is terminated, the Lender, at its option, may either

(1)permit loans of securities, equal in market value to the original purchase price of the investment, to remain outstanding until the investment matures, or (2) purchase such investment into its own portfolio at the original purchase price plus the interest (or principal if originally purchased at a discount) that would have accrued, or (3) instruct the Agent to liquidate the investment promptly.

In connection with these investments, the Lender acknowledges that Citibank, N.A. may separately enter into an agreement with the funds to provide services to such funds. In such cases, Citibank, N.A. is separately compensated for these services by the management companies of the funds. Such payments do not impact the return that the Lender receives hereunder, which shall be consistent with earnings of other investors in the applicable fund. Lender acknowledges that Citibank, N.A. is not an employee or officer of any of the funds in which investments may be made, nor is Citibank, N.A. otherwise affiliated with any of the funds.

In connection with loans of securities and reverse repurchase transactions (if previously approved as investment vehicles for securities lending cash collateral) within the terms of the securities lending program, Lender authorizes the use of the following entities as third party custodians of (a) collateral for securities lent under the securities lending program, and (b) securities purchased under repurchase transactions (if previously approved) and cash collateral remitted for such purchases: The Bank of New York and JP Morgan Chase Bank. We further authorize Citibank, N.A. as our agent to enter into the necessary agreements to effectuate the foregoing.

LENDER: Victory Portfolio, Victory Variable Insurance Funds and Victory Portfolios II (each a "Fund"), on behalf of their respective series portfolios, individually and not jointly, Lender

By: /s/ Christopher Dyer

Name: Christopher Dyer

Title: President

Date: 01/04/2022

Schedule IV

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

FEES AND REVENUE PERCENTAGE PAYMENT BY THE LENDER

Pursuant to section 9.b. of the Agency Agreement, the Lender agrees to pay to the Agent % of (i) the investment income (net of rebates) on cash Collateral delivered to the Agent on the Lender's behalf in respect of any Loans by the Borrowers and (ii) fees paid by a Borrower with respect to a Loan for which non-cash Collateral is provided.

Other Fees: None

Schedule V

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

CUTOFF TIMES FOR SALES NOTIFICATION

Daily deadlines for the Lender's requests to terminate a loan under Section 10.b. of the Agency Agreement are as follows:

oFor FRB Eligible Securities – Settlement Date by 9AM EST

oFor U.S. Equities and U.S. Corporate bonds via DTC – Trade Date o For Mexican Equities– Trade Date by 12PM New York time

o For Canadian Fixed Income – Trade Date

o For European Equities – Trade Date by 3PM GMT -except in the jurisdictions listed below

o For Asian/ASPAC Equities – Trade Date by 3PM Local Time - except in the jurisdictions listed below o For All Other International Securities – Trade Date – except in the jurisdictions listed below

Hong Kong, Malaysia, Singapore, South Korea, Thailand – Trade Date by 12 noon Hong Kong time Spain – Trade Date by 12 noon Spain time

*Taiwan – Trade Date minus two days by 9AM Hong Kong Time

*Note: Lender shall be required to agree to the additional documentation as provided by the agent prior to entering into loans in this market.

Schedule VI

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

MARKET STANDARD LENDING AGREEMENTS

APPLICABLE LENDING AGREEMENT*

Global Master Securities Lending Agreement (2010)**

Master Securities Loan Agreement (2000 version)***

Australian Master Securities Lending Agreement ****

*Note: Agent shall provide Lender with a copy of the applicable Lending Agreement upon request.

**Will be executed by Citibank, N.A., London Branch and tri-party agreements with Agents used under Schedule VII D III will be executed by Citibank, N.A., London Branch.

***Will be executed by Citibank, N.A., NY offices and any tri-party agreements with Agents used under Schedule VII D III will be executed by Citibank, N.A., New York offices.

****Will be executed by Citibank, Sydney Branch and tri-party agreements with Agent used under Schedule VII

D III.

Schedule VII

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

A.Office of Agent in which relationship and transactions for Lender are managed:

Citibank, N.A. New York Branch

B.	Notices: If to Agent:	Citibank, N.A.
390 Greenwich Street 4th Fl
New York NY 10013
Attn: Business Compliance Officer
Tel: 212 723 5272
Fax: 212-723-8502
	If to Lender:	Victory Capital Management Inc.
Director of Fund Administration
4900 Tiedeman Rd, 4th Floor
Brooklyn, OH 44144
Email: cdyer@vcm.com
Tel: 216-898-2411
C.	Governing Law and Jurisdiction:	New York law/Courts in State of New York

D.Additional Terms:

I.The Lender irrevocably appoints the person whose details are listed below as its agent for service of process. If for any reason that person ceases to be able to act as such, the Lender must immediately appoint another person within the jurisdiction noted above to be its agent for service of process.

Name: N/A_______________________

Address: ___________________________

___________________________

___________________________

II.The Lender hereby confirms the information provided on the Tax Matrix attached hereto as Annex 1and instructs the Agent to utilize such information in processing Loans hereunder until further instructed by the Lender.

III.Use of Agents

The Lender authorizes the Agent to enter into any agreement necessary to delegate its functions pursuant to this Agency Agreement to any of the following in connection with tri-party repurchase transactions and tri-party collateral services:

1.The Bank of New York

2.The JPMorgan Chase Bank

3.Euroclear Bank

4.Clearstream Bank Luxembourg

IV.	US Jurisdictional Requirements
	a.	Lender represents and warrants that, throughout the term of this Agency Agreement, and as long thereafter as a Loan is outstanding: (i) the Lender is an "accredited investor" as that term is defined in Regulation D under the Securities Act of 1933, as amended; (ii) the Lender is a
"qualified purchaser" for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as
amended; (iii) the Lender is a "qualified client" as defined in Rule 205-3 under the Investment
Advisers Act of 1940, as amended; and (iv) the Lender is a "qualified institutional buyer", as that term is defined by Rule 144A promulgated under the Securities Act of 1933.
	b.	As security for any liability of the Lender to the Agent, the Lender hereby pledges and assigns to, and grants to the Agent a continuing security interest in and a lien on, the Collateral and the proceeds thereof and the Agent shall have, with respect thereto, all of the rights and remedies of a secured party under Applicable Law.
	c.	Lender agrees to the additional procedures outlined in Annex 2 to this Schedule VII for Loans conducted in the indicated jurisdictions outside the United States.
	d.	If Lender selects reverse repurchase transactions as an approved investment option in Schedule
III hereto, Lender represents and warrants that: (i) Lender is familiar with the provisions of Rule
144 under the Securities Act; and, (ii) Lender is not, and within the preceding three months has not been, an "affiliate" of the issuer of any Purchased Securities as that term is used in Rule 144.
	e.	The parties intend the following to apply in the event the Agent becomes subject to a proceeding under a U.S. special resolution regime and, notwithstanding the selection of New York law and jurisdiction in this Agency Agreement, a dispute or controversy shall be heard in another forum:
i. In the event the Agent becomes subject to a proceeding under a U.S. special resolution regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement; collectively with this Agreement, (the
"Obligations") from the Agent will be effective to the same extent as the transfer of the Obligations would be effective under the U.S. special resolution regime if the
Obligations were governed by the laws of New York ("US Law").
ii. In the event the Agent or an affiliate of the Agent becomes subject to a proceeding under a
U.S. special resolution regime, default rights with respect to this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than the default rights that could be exercised under the U.S. special resolution regime if this Agreement were governed by US Law.
"U.S. special resolution regime" includes the Federal Deposit Insurance Act and regulations promulgated thereunder and Title II of the Dodd-Frank Wall Street Reform and Consumer
Protection Act and regulations promulgated thereunder.
	f.	Lender authorizes Agent: (1) to amend the Agency Agreement, if applicable, and amend on your behalf any master securities loan agreement (MSLA), master repurchase agreement (MRA) and any other agreements entered into by Agent on your behalf pursuant to this Agency Agreement, whether in the form of industry standard or bespoke agreements (the "Applicable Agreements") including, but not limited to, agreeing to contractually acknowledge stays and overrides of default rights that would be applicable under special resolution regimes ("SRRs") and the potential bail-in of liabilities under SRRs; (3) adhere to any protocols published by the International Swaps and Derivatives Association, Inc. on your behalf, including the ISDA Resolution Stay Jurisdictional Modular Protocol and any Jurisdictional Modules thereto, with respect to the Applicable Agreements; and/or (4) take any other action on your behalf that Agent, in its sole discretion, deems to be necessary to comply with the Resolution Regulations.

UK Jurisdictional Requirements

FCA and/or PRA Requirements

a.The Agent is regulated by both the FCA and the PRA and shall treat the Lender as a professional client (as defined in the rules established by the FCA and the PRA from time to time contained in both the FCA's Handbook of rules and guidance (the "FCA Rules") and the PRA's Handbook of rules and guidance (the "PRA Rules")

b.The Agent is an approved bank within the definition of the FCA Rules and PRA Rules. Any money held or received by the Agent in connection with any Loan (including Cash Collateral) is held by the Agent as banker and not as trustee. Accordingly, the money will not be held in accordance with the FCA Rules relating to client money (the "Client Money Rules"), unless the Lender is notified otherwise. If the Agent fails, the Lender will not be entitled to share in any distribution under the client money distribution rules.

c.To the extent the Agent holds the Lender's assets and securities in an Administration Account, such assets and securities will be treated as safe custody assets in accordance with the FCA Rules. The Administration Account shall be designated so as to make it clear that the assets and securities belong to the Lender and other customers of the Agent and the assets and securities held in the Administration Account will be segregated from the Agent's own assets.

d.The Administration Account is a pooled omnibus account, in which the Lender's assets and securities will be held together with assets held by the Agent for other customers. The Lender's entitlement to the assets in such account and any income, interest, dividends and other payments or distributions, or other rights, entitlements and benefits that arise in respect of the assets shall correspond pro-rata to the assets held by the Agent for the Lender.

e.The Lender understands that Loaned Securities will no longer be held by the Agent as safe custody assets in accordance with the FCA Rules. The Borrower will be contractually obligated to redeliver securities equivalent to the Loaned Securities to the Lender, however the Lender will be subject to the credit risk of the Borrower. In the event the Borrower does not redeliver the Loaned Securities (and the Collateral is insufficient to cover the Borrower's obligations to the Lender), the Agent will not be liable for any diminution in the value of Loaned Securities resulting from the default of the Borrower.

f.The Lender understands that securities lending is conducted off-exchange. The Lender confirms that it does not require the Agent to supply it with contract notes or confirmations in respect of securities lending transactions undertaken by virtue of the agency arrangements established under this Agency Agreement.

g.The Agent has in place procedures for addressing any complaints the Lender might have regarding the services provided by the Agent under this Agency Agreement and shall advise the Lender of these procedures should it wish to make a complaint.

UK MiFID Disclosure

For the purpose of the disclosure in paragraphs 1 thru 7 below, "Citi" and "we" shall mean Citibank, N.A., London Branch, and "you" and "your" shall mean the Lender.

Citi is required to draw your attention to the following information pursuant to Directive 2004/39/EC on Market in Financial Instruments (MiFID).

Client Classification

Citi will treat you as a professional client under applicable regulatory client classification rules. As a professional client, you will receive limited protections under applicable regulatory rules. However, you are entitled to request to be treated as a retail client: as a retail client you would be entitled to additional protections under applicable regulations, including but not limited to greater information provided to you. However, if you seek classification as a retail client we may not be able to provide the same services to you. If you have any questions about or wish to discuss your classification please contact your Relationship Manager.

Conflicts and Inducements

Conflicts

Citi has arrangements in place to manage conflicts of interest (Conflicts Policy). If the arrangements are not sufficient to ensure, with reasonable confidence on Citi's part, that risks of damage to you will be prevented, we will clearly disclose the general nature and/or the sources of the conflict of interest to you before undertaking the relevant business with or for you.

Inducements

We may share any fees and non-monetary benefits with any Citi entity or other third parties (including a person acting on their behalf) or receive fees and non-monetary benefits from them in respect of the services provided pursuant to this Agreement. Details of the nature and amount of any such fees or non- monetary benefits (excluding exempt fees, which for these purposes mean custody costs, settlement and exchange fees, regulatory levies or legal fees) will be available on your written request.

Best Results

When providing the service of portfolio management or reception and transmission of orders, unless, and to the extent that, we act on your specific instructions, Citi will comply with its best results policy when placing an order with, or transmitting an order to, another entity for execution.

The most recent version of Citi Global Transaction Services' ("GTS") best results policy is available.

If you would like to receive a paper-based copy of the most recent version of the policy please contact your Relationship Manager.

Best Execution

When providing the service of portfolio management to clients who have requested cash reinvestment services in relation to their securities lending activities, in circumstances in which we execute the decision to deal ourselves and you consent to our best execution policy, unless, and to the extent that, we act on your specific instructions, Citi will comply with its best execution policy.

The most recent version of Citi's best execution policy is available.

If you would like to receive a paper-based copy of the most recent version of the policy please contact your Relationship Manager.

Asset Protection

Where we act as your custodian, we have put in place a number of processes and procedures aimed at ensuring that assets held on your behalf will be protected. These processes include but are not limited to:

•Maintaining clear and accurate internal records of the assets held on your behalf;

•Having security procedures in relation to accepting instructions;

•Regularly undertaking internal reconciliation of our records;

•Satisfying our auditors that we have maintained systems adequate to protect your assets;

•Hiring and training professional and competent staff; and

•Using due care and skill in the selection of sub-custodians.

Citibank, N.A., London Branch is a member of the Financial Services Compensation Scheme in the United Kingdom. The Financial Services Compensation Scheme is only available to certain types of claimants and claims where such eligible claims are against members of the Financial Services Compensation Scheme. Details of the Financial Services Compensation Scheme and who is eligible to claim are available on request or at the Financial Services Compensation Scheme's official website at www.fscs.org.uk.

Product Risk Information

Citi may provide you with services in relation to all types of financial instruments. The following is a list of such instruments based on the list set out in Annex 1 of MiFID. For the avoidance of doubt, the product risk information contained in this paragraph 6 is only given insofar as the following financial instruments are relevant to this Agreement:

•transferable securities

•money market instruments

•units in collective investment undertakings

•options, futures, swaps, forward rate agreements and any other derivatives contracts relating to:

-commodities, whether cash and/or physical settled and whether or not traded on a regulated market and/or multilateral trading facility

-climatic variables, freight rates, commission allowances or inflation rates or other official economic statistics

•derivative instruments for the transfer of credit risk

•financial contracts for differences

•other derivative contracts

In deciding to deal with Citi in such products generally, and in any particular case, you will have already assessed the risks involved in those products and in any related services and strategies which, in any particular case may (as relevant) include any of, or a combination of any of, the following:

•credit risk

•market risk

•liquidity risk

•interest rate risk

•FX risk, business, operational and insolvency risk

•the risks of OTC, as opposed to on-exchange, trading, in terms of issues like the clearing house "guarantee", transparency of prices and ability to close out positions

•contingent liability risk

•regulatory and legal risk

In relation to any particular product or service there may be particular risks which are drawn to your attention in the relevant terms sheet, offering memorandum or prospectus.

You must not rely on the above as investment advice based on your personal circumstances, nor as a recommendation to enter into any of the services or invest in any of the products listed above. Where you are unclear as to the meaning of any of the above disclosures or warnings, we would strongly recommend that you seek independent legal or financial advice.

Receiving orders in the context of custody services
Whenever Citi is given an order by you in relation to its acting as custodian of the Assets (as defined in this Agreement), Citi's role is restricted to reception and transmission of the order, unless Citi acts as discretionary investment manager of Cash Collateral pursuant to Schedule 5 of this Agreement. Citi does not execute orders as part of custody services though Citi may pass the order to a Citi affiliate for execution where appropriate.
Securities held in a clearance system may be subject to a lien or other security interests under the rules, terms and conditions of the relevant clearance system.
Citi may register financial instruments which are subject to the law or market practice of certain jurisdictions in the name of a third party or Citi itself.
Where our relationship is also subject to standard industry terms of business, those terms may be updated in due course. When this happens, the terms will be made available to you in an appropriate manner (which may include via a page on our website).
VI.	Australian Jurisdictional Requirements
ASIC Class Order Exemption
Citibank, N.A. is incorporated in the United States of America and its principal regulators are the US Office of the Comptroller of Currency and the Federal Reserve under US laws, which differ from Australian laws.

It does not hold an Australian Financial Services Licence under the Corporations Act 2001 as it enjoys the benefit of an exemption under ASIC Class Order CO 03/1101.

Annex 1 to Schedule VII to

Securities Lending Agency agreement

Annex 1 to Schedule VII

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

SECURITIES LENDING MINIMUM

MANUFACTURED DIVIDEND

REQUIREMENTS FOR EQUITIES

The following Matrix provides the minimum manufactured dividend requirements for the client (including any tax reclaim). The Matrix is based on the assumption that all relevant documentation is in place and where applicable the beneficial owner can benefit from the relevant double tax treaty ('DTT') in place.

Country	Equities
Argentina	100%
Australia	85%*

Australia - REIT	85%*

Austria	85%
Belgium	85%
Belgium - REIT	85%

Brazil	100%

Canada	85%
Canada – REIT	85%
China	90%

China H Shares	90%
Czech Republic	85%
Denmark	85%

Finland	85%

France	85%

France - REIT	85%
Germany	85%

Greece	95%

Greece - REIT	100%

Hong Kong	100%
Hong Kong - REIT	100%
Hungary	100%

Ireland	100%
Ireland – REIT	85%

Annex 1 to Schedule VII to

Securities Lending Agency agreement

Israel	75%
Israel – REIT	77%

Italy	85%

Japan	90%
Japan - REIT	90%
Korea (South)	83.5%

Luxembourg	85%

Malaysia	100%
Malaysia - REIT	90%
Mexico	90%

Mexico – REIT	70%

Netherlands	85%
Netherlands - REIT	85%
New Zealand	85%

Norway	75%

Philippines	75%
Poland	85%
Portugal	85%

Romania	95%

Singapore	100%
Singapore - REIT	90%
South Africa	85%

South Africa - REIT	85%

Spain	85%
Spain - REIT	85%

Sweden	85%

Switzerland	85%

Taiwan	79%
Taiwan – REIT	79%
Thailand	90%

Turkey	85%

Turkey - REIT	100%
United Kingdom	100%

United Kingdom - REIT	85%

Annex 1 to Schedule VII to

Securities Lending Agency agreement

United States	100%
United States - REIT	100%

*Loans in this market may be booked at 100% tax rate to account for Franked Dividends

Annex 2 to Schedule VII to

Securities Lending Agency agreement

Annex 2 to Schedule VII

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

CUTOFF TIMES FOR SALES NOTIFICATIONS

Cutoff times for sales notifications detailed in Schedule V of this agreement.

Exhibit A

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

LIST OF DESIGNATED ACCOUNTS

Fund Name	GFCID	LEI	TAX ID

	Victory Portfolios
Victory Trivalent International Fund-Core Equity	1019631768	549300ZTXG8QP2J0Y703	74-3225979
Victory Trivalent International Small-Cap Fund	1019631725	549300SB9TZ2GU9C2Q92	74-3225981
Victory Sycamore Established Value Fund	1005128486	5493008YBYIRYKBV5463	31-6244473
Victory Diversified Stock Fund	1007351743	549300CFL88LDPQO6O73	31-6364605
Victory NewBridge Large Cap Growth Fund	1018652443	5493000D51JI4NEOVU13	20-0452548
Victory Sycamore Small Company Opportunity Fund	1016366524	5493000P7VZ2LJL8MG81	31-1387259
Victory Special Value Fund	1005128605	549300D22DIYZ0J0P974	31-1387258
Victory INCORE Fund for Income	1003026252	549300Q6NPQ3FQP3QL05	91-1366243
Victory INCORE Investment Grade Convertible Fund	1015123555	549300ZE7EDX9F7SCK90	13-3447652
Victory Integrity Discovery Fund	1019631792	549300EIYA36GFL6E746	38-3309462
Victory Integrity Mid-Cap Value Fund	1013390319	549300RKLZH9RUSBXP40	37-1641048
Victory Integrity Small/Mid-Cap Value Fund	1019824418	549300BZ2CQ68TGCQK29	36-4702345
Victory Integrity Small-Cap Value Fund	1019631806	5493000LV00VJ8XBPX24	38-3309464
Victory Munder Multi-Cap Fund	1019631822	549300U0TGCDD030GT65	38-3307057
Victory S&P 500 Index Fund	1019631733	5493003FYR9UIIV6R751	04-3135674
Victory Munder Mid-Cap Core Growth Fund	1019631814	549300T8YEUSUURLI085	04-3424166
Victory INCORE Total Return Bond Fund	1019631741	549300VQYIXD1I5A0C93	04-3135671
Victory Munder Small Cap Growth Fund	1022347299	549300GRHJ75VK4RLF26	47-2902265
Victory Floating Rate Fund	1015835121	5493006V5CZZVATH3R53	27-1249817
Victory Global Energy Transition Fund	1012672868	549300X50UTTG6F4HI95	94-6688562
Victory High Income Municipal Bond Fund	1017419613	549300SL091JXBJH0623	27-1249768
Victory High Yield Fund	1017419591	549300YO611MKRHL4648	13-3998112
Victory INCORE Investment Quality Bond Fund	1017419575	549300O80CDVAKN43I90	13-3693840
Victory INCORE Low Duration Bond Fund	1017419583	549300C633ZPXTKF0S40	03-0522052
Victory RS Global Fund	1017635766	549300I1FYJXRJXD4J54	27-7094133
Victory RS Growth Fund	1017442321	549300TKK08I87NY8R77	94-6649069
Victory RS International Fund	1017635782	549300JEPV6NYZT1OP94	13-3693830
Victory RS Investors Fund	1017966525	549300GPW0YP6P6L5K67	16-1730794
Victory RS Large Cap Alpha Fund	1022528188	549300KHCTM3U5X5J271	13-2656035
Victory RS Mid Cap Growth Fund	1020723587	54930021JIMQW21CEP55	94-3225963
Victory RS Partners Fund	1020085343	549300GYG26BSOTCMW34	94-3221209
Victory RS Science and Technology Fund	1017442305	549300YNZR8S7NDWVW17	94-6688563
Victory RS Select Growth Fund	1017442313	5493003JYMDQO1EKTQ65	94-3248659
Victory RS Small Cap Equity Fund	1017442208	549300ULNMK0GDSL2C51	13-3938293
Victory RS Small Cap Growth Fund	1019464322	549300S05EC1NNU8DB97	94-6602835
Victory Strategic Income Fund	1014041822	5493008NO986JG2F6093	27-1249842
Victory Tax-Exempt Fund	1017419605	549300YS0Y03XX1L0013	13-3693838
Victory RS Value Fund	1022528218	5493003VFQCJZ7D2E402	94-3174915
Victory Sophus Emerging Markets Fund	1016967048	549300HXVYDTV51KW285	13-3938298
Victory THB US Small Opportunities Fund	1033519202	549300WEL0N7GXM70021	45-4303314

Fund Name	GFCID	LEI	TAX ID

Victory Variable Insurance Funds
Victory High Yield VIP Series	1022535567	5493006EXFOI9V1GPY03	13-4073052
Victory INCORE Investment Quality Bond VIP Series	1015213414	549300ELOYP80Y99NC36	13-3128667
Victory INCORE Low Duration Bond VIP Series	1014867577	5493008O0PMPQC3COF28	03-0522049
Victory RS International VIP Series	1017635774	549300QS2OFQ88TJU634	13-3595005
Victory RS Large Cap Alpha VIP Series	1022535575	5493008RHXNK4Q8EOF80	13-3128665
Victory RS Small Cap Growth Equity VIP Series	1022535591	549300W3VTI4YP88CS26	13-3938294
Victory 500 Index VIP Series	1022535613	549300KGU1WJ8O5TD545	13-4073053
Victory Sophus Emerging Markets VIP Series	1016966963	549300P7ZTDPRWS36649	13-3784437
Victory Portfolios II
Victory Market Neutral Income Fund	1019750511	549300K0CUZCEEMBX789	46-0702582
Victory US 500 Enhanced Volatility Wtd Index Fund	1018113135	549300I3A2RMMP8V1Y31	46-0662456
VictoryShares International High Dividend Volatility Weighted Index ETF	1022566454	5493001P5SPTEKIULJ27	47-4119229
VictoryShares International Volatility Weighted Index ETF	1022561045	549300PQPRGG1DP3EJ39	47-4192132
VictoryShares US Small Cap High Dividend Volatility Weighted Index ETF	1022560979	549300GMUN0Q3JBDN646	47-4153266
VictoryShares US Large Cap High Dividend Volatility Weighted Index ETF	1022561126	549300RS1Y46ILB96P77	47-4202515
VictoryShares US Small Cap Volatility Weighted Index ETF	1022560553	549300RO4RNI6E2H8O37	47-4138667
VictoryShares US EQ Income Enhanced Volatility Weighted Index ETF	1022561088	549300DSJ7VCXV0QYG22	46-5079364
VictoryShares US 500 Volatility Weighted Index ETF	1022560952	549300N0220QBME2UW10	46-5071807
VictoryShares US 500 Enhanced Volatility Weighted Index ETF	1022560596	549300Q6CRVFDKHYIW55	46-5071922
VictoryShares Developed Enhanced Volatility Weighted Index ETF	1022561029	549300MNJFKN4HXY1215	46-5079490
VictoryShares US Discovery Enhanced Volatility Weighted Index ETF	1022561061	5493009CD7TFDJU7BM08	46-5079432
VictoryShares Emerging Market High Div Volatility Wtd Index ETF	1023377248	549300TKAR4ULFMCRB55	47-4181157
VictoryShares US Multi-Factor Minimum Volatility ETF	1025197638	5493004HRSYZ4WW5CD82	81-5407028
VictoryShares Dividend Accelerator ETF	1024079208	5493006Y0YRJCU9TI370	81-5424728
VictoryShares USAA MSCI USA Value Momentum ETF	1030101118	5493006WYTPO22TMZG75	82-1829544
VictoryShares USAA MSCI USA Small Cap Value Momentum ETF	1030101134	549300DR31EXT2WMIN31	82-1840294
VictoryShares USAA MSCI International Value Momentum ETF	1030101169	54930087CRYWYWVYGD14	82-1864993
VictoryShares USAA MSCI Emerging Markets Value Momentum ETF	1030101185	549300KFJKPEO1ORBS50	82-1870398
VictoryShares USAA Core Short-Term Bond ETF	1030101088	549300I98QP59UGN5H87	82-6330346
VictoryShares USAA Core Intermediate-Term Bond ETF	1030101096	549300E79RSORMCGYT11	82-1887709
VictoryShares Nasdaq Next 50 ETF	1032534755	5493001RP40JTP3LXW62	85-1804254
VictoryShares ESG Core Plus Bond ETF	1034187076	549300H4LTQRRZ6YWC27	87-2025970
VictoryShares ESG Corporate Bond ETF	1034187084	549300KWMTK88G1WP504	87-2015212
VictoryShares THB Mid Cap ESG ETF	1034187068	549300TW9LLJVVBXPW32	87-2042170

Exhibit B

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

ADDITIONAL CUSTODY TERMS

1.APPOINTMENT OF AGENT AS CUSTODIAN OF THE ASSETS

(A)Lender hereby authorizes and instructs the Agent:

(i)subject to this Exhibit, to hold on behalf of Lender the Loaned Securities and/or securities, bonds, notes, other financial assets or cash which form part of the Collateral (collectively, the "Assets") from time to time; and

(ii)to establish on its books a securities account (the "Securities Account") and a collateral account (the "Collateral Account") in connection with the foregoing.

2.PERFORMANCE BY THE AGENT ACTING AS CUSTODIAN OF THE ASSETS

(A)The Agent shall have sole discretion to accept or reject, for deposit, any Assets.

(B)Lender authorizes the Agent to do all such things as may be necessary to effect the purposes of this Agreement without any additional instructions from Lender, including without limitation signing any documentation required under the laws of the relevant jurisdiction, collecting income, payments and distributions in respect of the Assets, and making cash disbursements for any expenses incurred in respect of the Assets or otherwise pursuant to this Agreement.

(C)In providing the safekeeping services contemplated hereunder, the Agent shall comply with the FCA and PRA Rules applicable or other applicable rules to it as custodian and shall treat Lender as a professional client for the purposes of the FCA Rules.

(D)The Agent may from time to time appoint Subcustodians and administrative support providers and to use or participate in market infrastructures and clearance systems to perform any of the duties of the Agent under this Exhibit. At all times the Lending Agent shall maintain responsibility for the acts of any such Subcustodians in accordance with the standards of care described in this agreement.

(E)Administrative support providers are those persons utilized by the Agent to perform ancillary services of a purely administrative nature such as couriers, messengers or other commercial transport systems.

(F)Market infrastructures are public utilities, external telecommunications facilities and other common carriers of electronic and other messages, and external postal services. Market infrastructures are not delegates of the Agent.

(G)Assets deposited with clearance systems hereunder will be subject to the laws, rules, statements of principle and practices of such clearance systems. Assets held in a clearance system may be subject to a lien or other security interests under such laws, rules, statements of principle and practices. Clearance Systems are not delegates of the Agent.

(H)The Agent shall act in good faith and use reasonable care in the selection and continued appointment of Subcustodians and administrative support providers

(I)The Agent may deposit or procure the deposit of Assets with any clearance system as required by law, regulation or best market practice. The Agent has no responsibility for selection or appointment of, or for performance by, any clearance system or market infrastructure.

(J)Notwithstanding the foregoing and subject to paragraph 3(B) below, the Agent shall be responsible for the negligence, willful misconduct or fraud of any branch or subsidiary of the Agent that is a Subcustodian or administrative support provider.

(K)The Agent does not provide shareholder voting services for Lender. Upon request of the Lender, the Agent will arrange for a separate agreement in relation to shareholder voting services between Lender and a third party service provider. Such service provider is not a delegate of the Agent.

(L)The Agent shall be under no duty to take or omit to take any action with respect to the safekeeping of, or any other matter relating to the Assets held by it, except in accordance with this Agreement (including, for the avoidance of doubt, any reporting, accounting or auditing obligations).

3.SCOPE OF RESPONSIBILITY

(A)The Agent shall exercise the due care of a professional custodian for hire.

(B)The Agent will not be responsible for any loss or damage suffered by Lender unless the loss or damage results from the Agent's negligence, willful misconduct or fraud or the negligence, willful misconduct or fraud of its nominees or any branch or subsidiary; in the event of such negligence or willful misconduct the liability of the Agent in connection with the loss or damage will not exceed (i) the lesser of replacement of any Assets or the market value of the Assets to which such loss or damage relates at the time Lender reasonably should have been aware of such negligence or willful misconduct and (ii) replacement of Cash, plus (iii) compensatory interest up to that time at the rate applicable to the base currency of the Collateral Account. Under no circumstances will the Agent be liable to Lender for consequential loss or damage, even if advised of the possibility of such loss or damage.

(C)The Agent is responsible for the performance of only those duties as are expressly set forth herein, including the performance of any instruction given in accordance with this Agreement. The Agent shall have no implied duties or obligations.

(D)Lender understands and agrees that (i) the obligations and duties of the Agent will be performed only the Agent and are not obligations or duties of any other member of the Citigroup Organization (including any branch or office of the Agent) and (ii) the rights of Lender with respect to the Agent extend only to such Agent and, except as provided by law, do not extend to any other member of the Citigroup Organization.

(E)Except as provided in paragraph 2(D) and 3(B) above and 3(F) below, the Agent is not responsible for the acts, omissions, defaults or insolvency of any third party including, but not limited to, any broker, counterparty or issuer of Securities.

(F)The Agent shall have the same level of responsibilities to the Lender for any nominee controlled by the Agent or by any of the Agent's affiliated companies as it does for itself.

(G)In the event of the insolvency or any other analogous proceedings of a third party holding Lender's Assets, the Agent will typically only have an unsecured claim against the third party on Lender's behalf, and Lender will be exposed to the risk that the securities, cash or any other property received by the Agent from the third party is insufficient to satisfy The Lender's claim and the claims of all other relevant clients.

(H)The Lender understands and agrees that the Agent's performance under this Exhibit A is subject to the relevant local laws, regulations, decrees, orders and government acts, and the rules, operating procedures and practices of any relevant stock exchange, clearance system or market where or through which Instructions are to be carried out and to which the Agent is subject and as exist in the country in which any Assets are held.

(I)The Agent shall exercise reasonable care in receiving Assets but does not warrant or guarantee the form, authenticity, value or validity of any Security received by the Agent if the Agent becomes aware of any defect in title or forgery of any Security, the Agent shall promptly notify Lender.

(J)The Agent is not responsible for the form, accuracy or content of any notice, circular, report, announcement or other material provided under Agent of this Exhibit A not prepared by the Agent including the accuracy or completeness of any translation provided by the Agent in regard to such forwarded communication.

4LIEN

In addition to any other remedies available to the Agent under applicable law, the Agent shall have, and Lender hereby grants, a continuing general lien on the Assets until the satisfaction of liabilities arising under this Agreement of Lender to the Agent in respect to any fees and expenses or credit exposures incurred in the performance of services under this Agreement.

5.CITIGROUP ORGANIZATION INVOLVEMENT

Lender agrees and understands that any member of the Citigroup Organization can be engaged as principal or otherwise in any transaction effected by Lender or by any person for its account and benefit, or by or on behalf of any counterparty or issuer. When instructed to effect any transactions (particularly foreign exchange transactions), the Agent is entitled to effect any transaction by or with itself or any member of the Citigroup Organization and to pay or keep any fee, commissions or compensation as specified in any Instruction or, if no specification is provided, any charges, fees, commissions or similar payments generally in effect from time to time with regard to such or similar transactions.

6.NON-DISCRETIONARY DUTIES

Absent a contrary Instruction, the Agent shall, carry out the following without further Instructions, notify Lender of notices, circulars, reports and announcements which the Agent has received, in the course of acting in the capacity of custodian, concerning Assets held on Lender's behalf that require discretionary action.

7.ADDITIONAL FCA and PRA REGULATORY REQUIREMENTS

(A)Legal title to Assets that are subject to the law or market practice of the United Kingdom shall be registered or recorded by the Agent in Lender's name or in the name of an eligible nominee as permitted by the FCA Rules.

(B)Legal title to Assets that are subject to the law or market practice of a jurisdiction outside the United Kingdom may be registered or recorded as the Agent may direct, either (as appropriate): in Lender's name; in the name of any eligible nominee as permitted by the FCA Rules; in the Agent's name; in the name of a subcustodian, settlement system or depositary; or in the name of any other third party. Registration or recording shall only be made: in the Agent's name; in the name of a subcustodian, settlement system or depositary; or in the name any other third party, due to the nature of the applicable law or market practice of the relevant overseas jurisdiction, and the Agent has taken reasonable steps to determine that it is in Lender's best interests to do so or it is not feasible to do so otherwise.

(C)As a consequence of registering or recording legal title in the Agent's own name as contemplated hereby, the Assets may not be segregated from the securities of the Agent and, in the event of a failure by the Agent, the Assets may not be as well protected from the claims made on behalf of the Agent's general creditors as if legal title had been otherwise registered or recorded.

(D)Any part of the Assets may be held in a pooled omnibus account together with Assets held by the Agent for other customers. Where such Assets are pooled, Lender shall be beneficially entitled to such distribution of any income, interest, dividends and other payments or distributions, or other rights, entitlements and benefits that arise in respect of the Assets that have been pooled as shall correspond pro-rata to the Assets held by the Agent for Lender.

(E)Lender is hereby advised that, where the Agent arranges for any part of the Assets to be held overseas, there may be different settlement, legal and regulatory requirements in overseas jurisdictions from those applying in the UK, together with different practices for the separate identification of the Assets.

(F)The Securities Account and the Collateral Account shall be designated so as to make it clear that the Assets belong to Lender and shall be segregated from the Agent's securities or securities belonging to an affiliated company of the Agent that is not being treated as an arm's length customer in accordance with the FCA Rules.

(G)Statements delivered by the Agent to Lender shall contain the information and be dispatched with the frequency set out in the FCA Rules and any other information relating to the Assets will be dispatched by the Agent at intervals agreed with Lender. On request from Lender, the Agent will provide a statement of all Assets held under this Agreement for the benefit of Lender.

(H)When applicable, the Agent shall notify Lender of notices, circulars, reports and announcements which the Agent has received, in the course of acting in the capacity of custodian, concerning the Assets held on Lender's behalf that require discretionary action, including the exercise of voting rights, conversion and subscription rights, takeovers, other offer or capital re-organizations.

(I)(i) Subject to (ii) below, money held for Lender in an account with the Agent will be held by the Agent as banker and not as trustee. As a result, the money will not be held in accordance with the Client Money Rules and, in the event of the Agent's insolvency (or analogous event), Lender will not be entitled to share in any distribution under the Client Money Rules.

(ii) Where, in the circumstances contemplated in paragraph (J) below, the Agent holds money for Lender in accordance with the Client Money Rules, the Agent holds such money as trustee and not as banker. In such case, in the event of the Agent's insolvency (or analogous event), the Client Money Rules will apply and you will be entitled to share in any relevant distribution under the Client Money Rules.

(J)(i) From 1 June 2015, where the Agent chooses to hold an amount of its money to cover a shortfall (as such term is used in the Client Asset Rules), the Agent will hold that amount for Lender in accordance with the Client Money Rules ("Cover Amount") until the shortfall is resolved (unless otherwise agreed) and in such case the terms set out in paragraphs (ii) to (v) shall apply. Where the relevant shortfall reduces or is otherwise resolved, the Cover Amount (or the portion thereof in excess of the relevant shortfall) shall become immediately due and payable to the Agent. In the event of termination of this Agreement, the Agent will treat payment to Lender of such money covering a shortfall as fully discharging its obligation to return the securities which were the subject of that shortfall to Lender.

(ii)The Agent may transfer client money to be held by a third party bank or credit institution (the "Third Party Bank"). Except as provided for in this Agreement, the Agent accepts no liability for the acts or omissions of the Third Party Bank. In the event of the insolvency or analogous proceedings of the Third Party Bank, the money received by the Agent from the Third Party Bank may be insufficient to satisfy Lender's claim.

(iii)The Agent may arrange for client money to be held outside the United Kingdom. Such money may be held in accounts with the Third Party Bank in a state which is not an EEA state and, in such case, the relevant accounts will be subject to the laws of that state and the client money may be treated in a different manner from that which would apply if the client money were held by a person located in the EEA.

(iv)When client money is deposited into an account with the Third Party Bank, such Third Party Bank may have a security interest or lien over, or right of set-off in relation to, such money, to the extent we are permitted to grant such rights by the Client Money Rules.

(v)Any interest received by us in respect of the Cover Amount shall be retained by the Agent and shall not be credited to Lender's account.